Exhibit 99.2


                         SENIOR HOUSING PROPERTIES TRUST

                               Third Quarter 2005

                    Supplemental Operating and Financial Data










              All amounts in this report are unaudited, except for
               the December 31, 2004 Consolidated Balance Sheet.

                                TABLE OF CONTENTS


                                                                        Page


CORPORATE INFORMATION

      Company Profile                                                    5
      Investor Information                                               6
      Research Coverage                                                  7

FINANCIAL INFORMATION

      Key Financial Data                                                 9
      Consolidated Balance Sheet                                         10
      Consolidated Statement of Income                                   11
      Consolidated Statement of Cash Flows                               12
      Calculation of EBITDA                                              13
      Calculation of Funds from Operations (FFO)                         14
      Debt Summary                                                       15
      Debt Maturity Schedule                                             16
      Leverage Ratios, Coverage Ratios and Public Debt Covenants         17
      Investments Information                                            18
      Financing Activities                                               19



PORTFOLIO INFORMATION

      Portfolio Summary by Facility Type and Tenant                      21
      Occupancy by Facility Type and Tenant                              22
      % Private Pay by Facility Type and Tenant                          23
      Rent Coverage by Tenant                                            24
      Portfolio Lease Expiration Schedule                                25

                  WARNING CONCERNING FORWARD LOOKING STATEMENTS

     THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. THESE STATEMENTS REPRESENT OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR FOR VARIOUS REASONS. FOR EXAMPLE:

O    A   MASSACHUSETTS   TRIAL  COURT  HAS  DECIDED  THAT  OUR   TERMINATION  OF
     HEALTHSOUTH'S LEASE OF TWO HOSPITALS WAS PROPER. HEALTHSOUTH MAY APPEAL THIS DECISION AND HEALTHSOUTH'S APPEAL MAY BE SUCCESSFUL.

O    THE LEASE  REQUIRES  HEALTHSOUTH  TO CONTINUE  OPERATIONS  OF THE HOSPITALS
     DURING THE PERIOD OF TRANSITION TO A NEW TENANT. HEALTHSOUTH MAY BE UNWILLING OR UNABLE TO CONTINUE ITS OPERATIONS. IN SUCH CIRCUMSTANCES, WE MAY SEEK DAMAGES FROM HEALTHSOUTH AND TO CONTINUE THE HOSPITALS' OPERATIONS WITH APPROPRIATE REGULATORY APPROVALS, BUT WE MAY BE UNABLE TO COLLECT SUCH DAMAGES FROM HEALTHSOUTH OR TO CONTINUE THE HOSPITALS' OPERATIONS.

O THE COURT GRANTED OUR REQUEST TO HAVE THE CASH FLOW FROM THE HOSPITALS SEQUESTERED AND APPOINTED A RECEIVER TO CALCULATE AND HOLD THESE AMOUNTS. ONE IMPLICATION OF THIS STATEMENT IS THAT SOME OF THIS CASH FLOW MAY BE PAID TO US. HOWEVER, HEALTHSOUTH'S HISTORICAL STATEMENTS ABOUT ITS CASH FLOW HAVE BEEN INACCURATE AND THE EXISTENCE AND AMOUNT OF CASH FLOW FROM THE HOSPITALS WHICH WE OWN AND WHICH HEALTHSOUTH OPERATES MAY NOT BE ACCURATELY STATED. HEALTHSOUTH DISPUTES THAT THE COURT ORDER REQUIRES THE SEQUESTRATION OF CASH FLOW FROM THE DATE OF THE LEASE TERMINATION TO THE PRESENT; AND WE INTEND TO SEEK CLARIFICATION FROM THE COURT ON THIS ISSUE.

O IN A SECOND LITIGATION, WE ARE SEEKING TO COLLECT INCREASED RENT FROM HEALTHSOUTH BETWEEN JANUARY 2002 AND THE TERMINATION OF OUR LEASE WITH HEALTHSOUTH. THE FACT THAT WE HAVE RECEIVED A FAVORABLE RULING IN A SEPARATE LITIGATION ABOUT THE LEASE TERMINATION MAY IMPLY THAT WE WILL ALSO SUCCEED IN THIS INCREASED RENT LITIGATION. HOWEVER, THE LEASE DEFAULTS IN THE LEASE TERMINATION LITIGATION ARE SOMEWHAT DIFFERENT FROM THE FRAUDULENT INDUCEMENT CLAIMS PENDING IN THE RENT INCREASE LITIGATION. ALSO, THESE CASES ARE PENDING IN DIFFERENT COURTS. WE BELIEVE OUR RENT INCREASE CLAIMS ARE VALID. HOWEVER, THOSE CLAIMS HAVE NOT BEEN DETERMINED AND THE FACT THAT WE HAVE RECEIVED A FAVORABLE RULING REGARDING THE LEASE TERMINATION MAY NOT MEAN WE WILL SUCCEED IN THIS SECOND CASE.

O THE IMPLICATION OF THESE FORWARD LOOKING STATEMENTS MAY BE THAT WE WILL EVENTUALLY RECEIVE MORE INCOME FROM OUR OWNERSHIP OF THE TWO HOSPITALS THAN THE $8.7 MILLION PER YEAR BEING PAID BY HEALTHSOUTH SINCE JANUARY 2002. HOWEVER, THIS IMPLICATION MAY NOT BE REALIZED FOR MANY DIFFERENT REASONS:
     THE COURTS MAY NEVER ORDER HEALTHSOUTH TO PAY ANY INCREASED AMOUNTS. EVEN IF THE COURTS ORDER HEALTHSOUTH TO PAY AN INCREASED AMOUNT, HEALTHSOUTH MAY BE UNABLE TO DO SO. WE MAY BE UNABLE TO IDENTIFY A NEW TENANT FOR THESE HOSPITALS WHO OBTAINS APPROPRIATE LICENSES AND WHO IS WILLING OR ABLE TO PAY INCREASED RENTS. THE FINANCIAL RESULTS OF THE HOSPITALS' OPERATIONS MAY DECLINE AND THIS DECLINE MAY BE MATERIAL. IN FACT, HEALTHSOUTH MAY CEASE PAYING THE $8.7 MILLION PER YEAR WHICH IT HAS HISTORICALLY PAID TO US UNTIL A NEW OPERATOR ASSUMES THE OPERATIONS.

O LITIGATION IS EXPENSIVE. SINCE THE CURRENT LITIGATIONS BETWEEN US AND HEALTHSOUTH BEGAN IN APRIL 2003, WE HAVE SPENT APPROXIMATELY $1.5 MILLION IN LITIGATION COSTS. THE EXPENSE OF THESE LITIGATIONS HAS BEEN SOMEWHAT CONCENTRATED DURING THE PAST 12 MONTHS. WE EXPECT THAT THESE EXPENSES WILL CONTINUE AND MAY INCREASE SO LONG AS THE LITIGATIONS CONTINUE. MOREOVER, WE ARE UNABLE TO PROVIDE ANY PROJECTIONS AS TO WHEN THESE LITIGATIONS MAY END OR THE AMOUNTS OF FUTURE LITIGATION COSTS.

     FOR ALL OF THE FOREGOING REASONS YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD LOOKING STATEMENTS. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE DO NOT INTEND TO IMPLY THAT WE WILL RELEASE PUBLICLY THE RESULT OF ANY REVISION TO THE FORWARD LOOKING STATEMENTS CONTAINED IN THIS REPORT TO REFLECT THE FUTURE OCCURRENCE OF PRESENTLY UNANTICIPATED EVENTS.

                              CORPORATE INFORMATION

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                               September 30, 2005


                                 COMPANY PROFILE
--------------------------------------------------------------------------------

The Company:
------------
Senior Housing Properties Trust is a real estate investment trust, or REIT, which owns independent and assisted living properties, continuing care retirement communities and nursing homes located throughout the United States. We are included in a number of stock indices, including the Russell 2000(R), the MSCI US REIT Index, NAREIT Real Time Index and the S&P REIT Composite Index.

Management:
-----------
Senior Housing Properties Trust is managed by Reit Management & Research LLC, or RMR. RMR was founded in 1986 to manage public investments in real estate. As of September 30, 2005, RMR managed one of the largest portfolios of publicly owned real estate in the United States, including approximately 900 properties, with approximately 85.0 million square feet, located in 42 states, Washington, DC, Puerto Rico and Ontario, Canada. RMR has approximately 400 employees in its headquarters and regional offices located throughout the country. In addition to managing SNH, RMR and its affiliates also manage Hospitality Properties Trust, a publicly traded REIT that owns hotels, HRPT Properties Trust, a publicly traded REIT that primarily owns office buildings and four mutual funds which invest in unaffiliated real estate companies. The public companies managed by RMR had combined total market capitalization of approximately $12.0 billion as of September 30, 2005. We believe that being managed by RMR is a competitive advantage for SNH because RMR provides SNH with a depth of management and experience which may be unequaled in the real estate industry. We also believe RMR is able to provide management services to SNH at costs that are lower than SNH would have to pay for similar quality services.

Strategy:
---------
Our present business plan is to maintain an investment portfolio of independent living properties, assisted living properties and nursing homes and to acquire additional senior living properties primarily for income and secondarily for appreciation potential. Our current growth strategy is generally focused on making portfolio acquisitions of geographically diverse, primarily independent and assisted senior living properties where the majority of the residents pay for occupancy and services from private resources rather than through government programs. We base our acquisition decisions on the historical and projected operating results of the target properties and the financial strength of the proposed tenants and their guarantors, among other considerations. Our present financial strategy is to maintain a conservative capital structure which limits the amount of debt that we issue. We do not have any investments in joint ventures or partnerships. Also, the majority of our debt is fixed rate, and we have no significant debt maturities until 2012.


Stock Exchange Listing:        Corporate Headquarters:
-----------------------        -----------------------
New York Stock Exchange        400 Centre Street
                               Newton, MA 02458
Trading Symbol:                (t) (617) 796-8350
---------------                (f) (617) 796-8349

Common Shares -- SNH

Senior Unsecured Debt Ratings:
------------------------------

Moody's -- Ba2
Standard & Poor's -- BB+


Portfolio Data (as of 9/30/05):
-------------------------------

Total properties                                            184
Total units / beds                                       22,721
Percent of rent from private pay properties               84.0%  (1)


Portfolio Concentration by facility type (as of 9/30/05):
---------------------------------------------------------

                            Number of   Number of    Carrying Value of             Annualized
                            Properties  Units/Beds   Investment (2)   Percent      Current Rent   Percent
                           ---------------------------------------------------------------------------------
 Independent Living (IL) (3)      36      10,412     $   905,693         55.5%     $  90,824          56.3%
 Assisted Living (AL)             85       5,636         463,717         28.4%        44,718          27.7%
 Nursing Homes                    61       6,309         219,050         13.4%        17,128          10.6%
 Hospitals                         2         364          43,553          2.7%         8,700           5.4%
                           ---------------------------------------------------------------------------------
     Total                       184      22,721     $ 1,632,013        100.0%     $ 161,370         100.0%
                           =================================================================================


Operating Statistics by tenant (Q3 2005):
---------------------------------------------

                            Number of   Number of    Annualized        Rent                       Percent
 Tenant                     Properties  Units/Beds   Current Rent    Coverage (4)  Occupancy (4)  Private Pay (4)
-----------------------------------------------------------------------------------------------------------------
Five Star / Sunrise (5)           31       7,307       $  64,478      1.11x          92%            84%
Five Star                        101       7,906          34,207      1.77x          90%            44%
Sunrise / Marriott (6)            14       4,091          31,197      1.27x          90%            79%
NewSeasons / IBC (7)              10       1,019           9,287      1.17x          80%           100%
HealthSouth (8)                    2         364           8,700        NA            NA             NA
Alterra Healthcare Corporation    18         894           7,136      1.87x          88%            98%
Genesis HealthCare Corporation     1         156           1,535      1.82x          94%            24%
5 Private Companies (combined)     7         984           4,830      1.86x          84%            24%
                           --------------------------------------
                                 184      22,721       $ 161,370
                           ======================================

(1)     Represents the percentage of SNH's rental income that is derived from properties where the underlying operating revenues are greater than 80% private pay.
(2)     Amounts are before depreciation, but after impairment write downs.
(3)     Properties where the majority of units are independent living apartments are classified as independent living communities.
(4)     All tenant operating data presented are based upon the operating results provided by our tenants for the indicated
        periods, or the most recent prior period for which tenant operating results are available to us from our tenants. Rent coverage is calculated as operating cash flow from our tenants' facility operations, before subordinated charges and capital expenditure reserves, divided by rent payable to us. We have not independently verified our tenants' operating data.
(5)     These 31 properties are leased to Five Star Quality Care, Inc., or Five Star, and 30 are currently managed by Sunrise
        Senior Living, Inc., or Sunrise. Five Star intends to begin to directly operate 12 of these 31 properties during the fourth quarter of 2005. Sunrise does not guaranty Five Star's lease obligations.
(6)     Marriott International, Inc., or Marriott, guarantees the lease for these 14 properties leased to Sunrise.
(7)     Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to
        NewSeasons Assisted Living Communities, Inc., or NewSeasons.
(8)     During 2003, HealthSouth issued a press release stating that its historical financial information should not be relied upon. From that time until June 2005, HealthSouth had not filed audited financial information with the SEC. In June 2005,
        HealthSouth filed a restated Annual Report on Form 10-K, or Form 10K, for periods ending December 31, 2003. The financial and operating data included in HealthSouth's restated Form 10-K show a substantial negative net worth and a history of substantial operating losses. Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 3 on page 21 regarding our litigation with HealthSouth.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                               September 30, 2005


                              INVESTOR INFORMATION
--------------------------------------------------------------------------------


                                Board of Trustees
--------------------------------------------------------------------------------

Barry M. Portnoy                         Gerard M. Martin
Managing Trustee                         Managing Trustee


Frank J. Bailey                          Frederick N. Zeytoonjian
Independent Trustee                      Independent Trustee


John L. Harrington
Independent Trustee




                                Senior Management
--------------------------------------------------------------------------------

David J. Hegarty                         John R. Hoadley
President, Chief Operating Officer       Treasurer and Chief Financial Officer
and Secretary





                     Contact Information
--------------------------------------------------------------------------------

Investor Relations                       Inquiries
Senior Housing Properties Trust          Financial inquiries should be directed
400 Centre Street                        to John R. Hoadley, Treasurer and Chief
Newton, MA  02458                        Financial Officer, at (617) 796-8350
(t) (617) 796-8350                       or jhoadley@reitmr.com.
(f) (617) 796-8349
(email) info@snhreit.com                 Investor and media inquiries should be
(website) www.snhreit.com                directed to Timothy A. Bonang, Manager
                                         of Investor Relations, at
                                         (617) 796-8149 or tbonang@reitmr.com.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                               September 30, 2005

                                RESEARCH COVERAGE
--------------------------------------------------------------------------------

                            Equity Research Coverage
--------------------------------------------------------------------------------

A.G. Edwards & Sons                             RBC Capital Markets
John Sheehan                                    Jay Leupp
(314) 955-5834                                  (415) 633-8588

Legg Mason                                      Stifel, Nicolaus
Jerry Doctrow                                   Phillip Martin
(410) 454-5142                                  (312) 454-3985

Merrill Lynch                                   UBS
David Tsoupros                                  Christopher Pike
(212) 449-9697                                  (212) 713-2087

Raymond James                                   Wachovia Securities
Paul Puryear                                    Stephen Swett
(727) 573-3800                                  (212) 909-0954


                             Debt Research Coverage
--------------------------------------------------------------------------------

UBS                                             Wachovia Securities
Ray Garson                                      Dan Sullivan
(203) 719-6415                                  (704) 383-6441


                                 Rating Agencies
--------------------------------------------------------------------------------

Moody's Investor Service                        Standard and Poor's
Lori Halpern                                    George Skoufis
(212) 553-1098                                  (212) 438-2608



SNH is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SNH's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SNH or its management. SNH does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

                             FINANCIAL INFORMATION

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data




                                                         KEY FINANCIAL DATA
      ------------------------------------------------------------------------------------------------------------------------------
                                   (share amounts and dollars in thousands, except per share data)

                                                                                 As of and For the Three Months Ended
                                                                   -----------------------------------------------------------------
                                                                     9/30/2005    6/30/2005     3/31/2005   12/31/2004    9/30/2004
                                                                   ------------ ------------ ------------- ------------ ------------

       SHARES OUTSTANDING:
       Common shares outstanding (at end of period)                     68,562       68,538        68,496       68,496       63,496
       Weighted average common shares outstanding - basic and
         diluted (1)                                                    68,543       68,537        68,496       64,311       63,477

       COMMON SHARE DATA:
       Price at end of period                                      $     19.00  $     18.91   $     16.68  $     18.94  $     17.82
       High during period                                          $     20.00  $     19.45   $     19.10  $     20.34  $     18.24
       Low during period                                           $     17.79  $     16.40   $     16.20  $     17.85  $     16.10
       Annualized dividends paid per share                         $      1.28  $      1.28   $      1.28  $      1.28  $      1.28
       Annualized dividend yield (at end of period)                       6.7%         6.8%          7.7%         6.8%         7.2%

       MARKET CAPITALIZATION:
       Total debt (book value)                                     $   551,757  $   577,175   $   535,748  $   535,178  $   478,274
       Plus:  market value of common shares (at end of period)       1,302,678    1,296,054     1,142,513    1,297,314    1,131,499
                                                                   ------------ ------------ ------------- ------------ ------------
       Total market capitalization                                 $ 1,854,435  $ 1,873,229   $ 1,678,261  $ 1,832,492  $ 1,609,773
       Total debt / total market capitalization                          29.8%        30.8%         31.9%        29.2%        29.7%

       BOOK CAPITALIZATION:
       Total debt                                                  $   551,757  $   577,175   $   535,748  $   535,178  $   478,274
       Plus:  total shareholders' equity                               868,086      875,634       881,692      890,667      798,536
                                                                   ------------ ------------ ------------- ------------ ------------
       Total book capitalization                                   $ 1,419,843  $ 1,452,809   $ 1,417,440  $ 1,425,845  $ 1,276,810
       Total debt / total book capitalization                            38.9%        39.7%         37.8%        37.5%        37.5%

       SELECTED BALANCE SHEET DATA:
       Total assets                                                $ 1,440,403  $ 1,473,413   $ 1,436,848  $ 1,447,730  $ 1,300,173
       Total liabilities                                           $   572,317  $   597,779   $   555,156  $   557,063  $   501,637
       Gross book value of real estate assets (2)                  $ 1,632,013  $ 1,652,231   $ 1,604,693  $ 1,600,952  $ 1,447,874
       Total debt / gross book value of real estate assets (2)           33.8%        34.9%         33.4%        33.4%        33.0%

       SELECTED INCOME STATEMENT DATA:
       Total revenues                                              $    40,244  $    39,605   $    39,227  $    40,730  $    35,744
       EBITDA (3)                                                  $    37,775  $    37,293   $    36,649  $    35,316  $    33,722
       Net income                                                  $    14,129  $    15,033   $    13,865  $    16,513  $    12,919
       Funds from operations (FFO) (4)                             $    25,864  $    25,850   $    25,426  $    24,390  $    23,437
       Common distributions paid                                   $    21,940  $    21,932   $    21,919  $    21,919  $    20,319

       PER SHARE DATA:
       Net income                                                  $      0.21  $      0.22   $      0.20  $      0.26  $      0.20
       FFO                                                         $      0.38  $      0.38   $      0.37  $      0.38  $      0.37
       Common distributions paid                                   $      0.32  $      0.32   $      0.32  $      0.32  $      0.32
       FFO payout ratio                                                  84.2%        84.2%         86.2%        89.9%        86.7%

       COVERAGE RATIOS:
       EBITDA (3) / interest expense                                      3.2x         3.3x          3.3x         3.2x         3.3x

(1)  SNH has no outstanding common share equivalents, such as units, convertible debt or stock options.
(2)  Gross book value of real estate assets is real estate  properties,  at cost, after impairment write downs,  including  purchase price allocations relating to FAS 141.
(3)  See page 13 for calculation of EBITDA.
(4)  See page 14 for calculation of FFO.


                                                  Senior Housing Properties Trust
                                             Supplemental Operating and Financial Data
                                                         September 30, 2005

                                                     CONSOLIDATED BALANCE SHEET
----------------------------------------------------------------------------------------------------------------------------------
                                                 (in thousands, except share data)

                                                                                                    As of            As of
                                                                                                 September 30,     December 31,
                                                                                                     2005             2005
                                                                                              ----------------- -----------------
                                                                                                                   (audited)
 ASSETS
      Real estate properties, at cost:
          Land                                                                                 $       180,285   $       178,353
          Buildings and improvements                                                                 1,451,728         1,422,599
                                                                                              ----------------- -----------------
                                                                                                     1,632,013         1,600,952
          Less accumulated depreciation                                                                231,118           199,232
                                                                                              ----------------- -----------------
                                                                                                     1,400,895         1,401,720
      Cash and cash equivalents                                                                          1,856             3,409
      Restricted cash                                                                                    2,501             6,176
      Deferred financing fees, net                                                                      11,312             9,367
      Other assets                                                                                      23,839            27,058
                                                                                              ----------------- -----------------
      Total assets                                                                             $     1,440,403   $     1,447,730
                                                                                              ================= =================

 LIABILITIES AND SHAREHOLDERS' EQUITY
      Unsecured revolving bank credit facility                                                 $        59,000   $        37,000
      Senior unsecured notes due 2012 and 2015, net of discount                                        393,898           393,775
      Junior subordinated debentures due 2041                                                           28,241            28,241
      Secured debt and capital leases                                                                   70,618            76,162
      Accrued interest                                                                                  10,361            12,519
      Other liabilities                                                                                 10,199             9,366
                                                                                              ----------------- -----------------
      Total liabilities                                                                                572,317           557,063
                                                                                              ----------------- -----------------

      Commitments and contingencies

      Shareholders' equity:
          Common shares of beneficial interest, $0.01 par value:
          80,000,000 shares authorized; 68,562,227 and 68,495,908 shares issued
              and outstanding, respectively                                                                685               685
          Additional paid-in capital                                                                 1,035,343         1,034,686
          Cumulative net income                                                                        251,510           208,491
          Cumulative distributions                                                                    (425,349)         (359,567)
          Unrealized gain on investments                                                                 5,897             6,372
                                                                                              ----------------- -----------------
              Total shareholders' equity                                                               868,086           890,667
                                                                                              ----------------- -----------------
      Total liabilities and shareholders' equity                                               $     1,440,403   $     1,447,730
                                                                                              ================= =================

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                         September 30, 2005


                                                  CONSOLIDATED STATEMENT OF INCOME
-----------------------------------------------------------------------------------------------------------------------------
                                                (in thousands, except per share data)

                                                                      For the Three Months Ended  For the Nine Months Ended
                                                                     --------------------------- ----------------------------
                                                                       9/30/2005     9/30/2004      9/30/2005     9/30/2004
                                                                     ------------- ------------- -------------- -------------
 Revenues:
      Rental income (1)                                               $    39,506   $    35,426   $    117,489   $   105,444
      Interest and other income (2)                                           738           318          1,588         2,349
                                                                     ------------- ------------- -------------- -------------
         Total revenues                                                    40,244        35,744        119,077       107,793
                                                                     ------------- ------------- -------------- -------------

 Expenses:
      Interest                                                             11,911        10,285         34,585        30,910
      Depreciation                                                         10,923         9,743         32,428        29,015
      General and administrative (1)                                        3,281         2,797          9,762         8,858
                                                                     ------------- ------------- -------------- -------------
         Total expenses                                                    26,115        22,825         76,775        68,783
                                                                     ------------- ------------- -------------- -------------

 Income from continuing operations                                         14,129        12,919         42,302        39,010
 Gain on sale of property                                                       -             -            717         1,219
                                                                     ------------- ------------- -------------- -------------
 Net income                                                           $    14,129   $    12,919   $     43,019   $    40,229
                                                                     ============= ============= ============== =============

 Weighted average common shares outstanding                                68,543        63,477         68,525        63,102
                                                                     ============= ============= ============== =============

 Basic and diluted earnings per share:
      Income from continuing operations                               $      0.21   $      0.20   $       0.62   $      0.62
                                                                     ============= ============= ============== =============
      Net income                                                      $      0.21   $      0.20   $       0.63   $      0.64
                                                                     ============= ============= ============== =============


 Additional Data:
      Corporate general and administrative expense                    $     3,281   $     2,797   $      9,762   $     8,858
      Less:  litigation / due diligence costs included in G&A (3)     $       350   $        75   $      1,250   $       950
                                                                     ------------- ------------- -------------- -------------
      Adjusted general and administrative expenses                    $     2,931   $     2,722   $      8,512   $     7,908

      Adjusted general and administrative expenses / total
        revenues (4)                                                         7.1%          7.5%           7.0%          7.2%
      Adjusted general and administrative expenses / total
        assets (at end of period)                                           0.20%         0.21%          0.59%         0.60%

      Straight-line rent included in rental income (5)                $       107   $       115   $        322   $       294

(1)  Rental income for the quarter and nine months ended September 30, 2005, includes $2.2 million and $6.6 million, respectively, of income from two hospitals operated by HealthSouth Corporation, or HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease, based upon HealthSouth's fraud, by increasing the rent payable to us from January
     2, 2002 until the termination or expiration of the amended lease. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a new lawsuit against us seeking to prevent our termination of the amended lease. On September 25, 2005, the court ruled that our termination was proper and we have begun work to identify and qualify a new tenant operator for the hospitals. HealthSouth will likely appeal the court's decision that our lease termination was proper. We believe our lease with HealthSouth requires that, after termination,
     HealthSouth manage the hospitals for our account for a management fee during the period of the transition to a new tenant and remit the net cash flow to us. During the pendency of these disputes, HealthSouth has continued to pay us at the disputed rent amount and we have applied the payments received against the net cash flow due, but we do not know how long HealthSouth may continue to make payments. According to affidavits submitted during this litigation by HealthSouth, the leased hospitals produced cash flow in prior periods of approximately $14 million per year in excess of amounts paid by HealthSouth to us. We do not know the cash flow currently being produced by these hospitals. The court has also granted our request to sequester the net cash proceeds of the hospitals and appointed a receiver to calculate and hold these amounts until the litigation is concluded.
     HealthSouth disputes that the court order requires the sequestration of cash flow from the date of the lease termination to the present. On June 27, 2005, HealthSouth filed with the SEC a restated Annual Report on Form 10-K for periods ending December 31,
     2003. HealthSouth's restated Form 10-K includes financial data which shows HealthSouth to have a substantial negative net worth and a history of substantial operating losses. To date we have been unable to obtain reliable current financial information about the operations of HealthSouth or our hospitals. Accordingly, we do not know if we will be able to collect any amounts which the courts may determine to be owed to us by HealthSouth. Legal expenses incurred related to this matter were approximately $350,000 and $1,240,000, respectively, for the quarter and nine months ended September 30, 2005 and $75,000 and
     $125,000, respectively, for the quarter and nine months ended September 30, 2004, and are included in general and administrative expenses.

(2)  Included in interest and other Income for the nine months ended September 30, 2004 is $1.25 million received in a settlement of litigation with Marriott International, Inc.

(3)  Includes costs associated with our litigations with HealthSouth (on going) and Marriott (settled in January 2004) and costs associated with a failed acquisition written off in the first quarter of 2004.

(4)  Includes deferred percentage rent (see Note 1 on pages 13 and 14).

(5)  We report rental income on a straight line basis over the terms of the respective leases. Rental income includes non-cash straight line rent adjustments.



                                       Senior Housing Properties Trust
                                  Supplemental Operating and Financial Data
                                              September 30, 2005

                                     CONSOLIDATED STATEMENT OF CASH FLOWS
------------------------------------------------------------------------------------------------------------
                                                (in thousands)

                                                                                For the Nine Months Ended
                                                                              ------------------------------
                                                                                9/30/2005       9/30/2004
                                                                              --------------  --------------
 Cash flows from operating activities:
      Net income                                                               $     43,019    $     40,229
      Adjustments to reconcile net income to cash provided by
       operating activities:
         Depreciation                                                                32,428          29,015
         Gain on sale of property                                                      (717)         (1,219)
         Amortization of deferred finance fees and debt discounts                     1,728           1,579
         Change in assets and liabilities:
             Restricted cash                                                          3,675              (5)
             Other assets                                                             2,975             335
             Accrued interest                                                        (2,158)         (1,886)
             Other liabilities                                                        1,259           4,141
                                                                              --------------  --------------
         Cash provided by operating activities                                       82,209          72,189
                                                                              --------------  --------------

 Cash flows from investing activities:
      Acquisitions                                                                  (35,486)        (34,809)
      Mortgage financing provided                                                   (24,000)              -
      Mortgage financing repaid                                                      24,000               -
      Proceeds from sale of real estate                                               4,600           5,900
                                                                              --------------  --------------
         Cash used for investing activities                                         (30,886)        (28,909)
                                                                              --------------  --------------

 Cash flows from financing activities:
      Proceeds from issuance of common shares, net                                        -          86,144
      Proceeds from borrowings on revolving bank credit facility                     79,000          53,000
      Repayments of borrowings on revolving bank credit facility                    (57,000)       (125,000)
      Repayment of debt                                                              (5,544)           (588)
      Deferred financing fees                                                        (3,550)              -
      Distributions to shareholders                                                 (65,782)        (57,472)
                                                                              --------------  --------------
         Cash used for financing activities                                         (52,876)        (43,916)
                                                                              --------------  --------------

 Decrease in cash and cash equivalents                                               (1,553)           (636)
      Cash and cash equivalents at beginning of period                                3,409           3,530
                                                                              --------------  --------------
      Cash and cash equivalents at end of period                               $      1,856    $      2,894
                                                                              ==============  ==============

 Supplemental cash flow information:
      Interest paid                                                            $     35,015    $     31,217

 Non cash investing and financing activities:
      Issuance of common shares                                                $        657    $        733

                                            Senior Housing Properties Trust
                                       Supplemental Operating and Financial Data
                                                   September 30, 2005


                                                  CALCULATION OF EBITDA
----------------------------------------------------------------------------------------------------------------------
                                                 (dollars in thousands)

                                                     For the Three Months Ended          For the Nine Months Ended
                                                  ---------------------------------  ---------------------------------
                                                     9/30/2005        9/30/2004         9/30/2005        9/30/2004
                                                  ---------------- ----------------  ---------------- ----------------

 Income from continuing operations                 $       14,129   $       12,919    $       42,302   $       39,010
 Plus: interest expense                                    11,911           10,285            34,585           30,910
 Plus: depreciation expense                                10,923            9,743            32,428           29,015
 Plus: deferred percentage rent adjustment (1)                812              775             2,402            2,409
                                                  ---------------- ----------------  ---------------- ----------------
 EBITDA                                            $       37,775   $       33,722    $      111,717   $      101,344
                                                  ================ ================  ================ ================

(1)  We recognize percentage rental income received during the first, second and third quarters in the fourth quarter.
     Although recognition of revenue is deferred until the fourth quarter for purposes of calculating income from continuing operations, our calculation of EBITDA for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters.


     We compute EBITDA as income from continuing operations plus interest expense, depreciation expense and deferred percentage rent. We consider EBITDA to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. EBITDA does not represent cash generated by operating activities in accordance with generally accepted accounting principals, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.


                                                 Senior Housing Properties Trust
                                            Supplemental Operating and Financial Data
                                                        September 30, 2005

                                            CALCULATION OF FUNDS FROM OPERATIONS (FFO)
--------------------------------------------------------------------------------------------------------------------------------
                                           (amounts in thousands, except per share data)

                                                                For the Three Months Ended         For the Nine Months Ended
                                                             --------------------------------  ---------------------------------
                                                               9/30/2005        9/30/2004        9/30/2005         9/30/2004
                                                             ---------------  ---------------  ---------------  ----------------

 Income from continuing operations                            $      14,129    $      12,919    $      42,302    $       39,010
 Plus:   depreciation expense                                        10,923            9,743           32,428            29,015
 Plus:   deferred percentage rent adjustment (1)                        812              775            2,402             2,409
                                                             ---------------  ---------------  ---------------  ----------------
 FFO                                                          $      25,864    $      23,437    $      77,132    $       70,434
                                                             ===============  ===============  ===============  ================

 Weighted average shares outstanding                                 68,543           63,477           68,525            63,102

 Income from continuing operations per share                  $        0.21    $        0.20    $        0.62    $         0.62
 FFO per share                                                $        0.38    $        0.37    $        1.13    $         1.12

 Supplemental data:
 Straight-line rent included in rental income (2)             $         107    $         115    $         322    $          294
 Amortization of deferred financing fees and debt discounts   $         665    $         526    $       1,726    $        1,579

(1)  We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating income from continuing operations, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(2)  We report rental income on a straight line basis over the terms of the respective leases. Rental income includes non-cash straight line rent adjustments.


     We compute FFO as shown in the calculation above. Our calculation of FFO differs from the National Association of Real Estate
     Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in Note 1 above. We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate a comparison of our current operating performance with our past operating performance and of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.


                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                         September 30, 2005

                                                            DEBT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                       (dollars in thousands)

                                                             Coupon       Interest      Principal    Maturity     Due at    Years to
                                                              Rate          Rate         Balance       Date      Maturity   Maturity
                                                          ------------- -------------- ------------ ---------- ---------- ----------

Secured Debt:

   Secured Fixed Rate Debt:
     Tax exempt bonds - secured by 1 property                   5.875%         5.875%   $   14,700   12/1/27    $ 14,700       22.2
     Mortgage - secured by 16 properties (1)                    6.970%         6.330%       36,835    6/2/12      30,069        6.7
     Mortgage - secured by 4 properties (1)                     6.110%         6.420%       12,490   11/30/13     10,218        8.2
     Capital leases - 2 properties                              7.700%         7.700%        6,593   5/31/16           -       10.7
                                                          ------------- -------------- ------------            ---------- ----------
       Total / weighted average secured fixed rate debt         6.658%         6.379%   $   70,618              $ 54,987       10.5
                                                          ============= ============== ============            ========== ==========

       Total / weighted average secured debt                    6.658%         6.379%   $   70,618              $ 54,987       10.5
                                                          ============= ============== ============            ========== ==========

Unsecured Debt:

   Unsecured Floating Rate Debt:
     Revolving credit facility (LIBOR + 100 b.p.)               4.840%         4.840%   $   59,000   11/30/09   $ 59,000        4.2

   Unsecured Fixed Rate Debt:
     Senior notes due 2012                                      8.625%         8.625%   $  245,000   1/15/12    $245,000        6.3
     Senior notes due 2015                                      7.875%         7.875%      150,000   4/15/15     150,000        9.5
     Junior subordinated debentures (2)                        10.125%        10.125%       28,241   6/15/41      28,241       35.7
                                                          ------------- -------------- ------------            ---------- ----------
       Total / weighted average unsecured fixed rate debt       7.784%         7.784%   $  423,241              $423,241        7.0
                                                          ============= ============== ============            ========== ==========

       Total / weighted average unsecured debt                  7.424%         7.424%   $  482,241              $482,241        6.7
                                                          ============= ============== ============            ========== ==========




 Total / weighted average secured debt fixed rate debt          6.658%         6.379%   $   70,618              $ 54,987       10.5
 Total / weighted average unsecured floating rate debt          4.840%         4.840%       59,000                59,000        4.2
 Total / weighted average unsecured fixed rate debt             7.784%         7.784%      423,241               423,241        7.0
                                                          ------------- -------------- ------------            ---------- ----------
    Total / weighted average debt                               7.326%         7.290%   $  552,859              $537,228        7.2
                                                          ============= ============== ============            ========== ==========

(1)  Includes the effect of mark to market accounting for certain assumed mortgages.
(2)  Our junior subordinated debentures will become prepayable at par in June 2006.


                                          Senior Housing Properties Trust
                                     Supplemental Operating and Financial Data
                                                 September 30, 2005

                                               DEBT MATURITY SCHEDULE
------------------------------------------------------------------------------------------------------------------
                                               (dollars in thousands)


                                                   Scheduled Principal Payments During Period
                             -------------------------------------------------------------------------------------
                                  Secured
                                 Fixed Rate             Unsecured              Unsecured
                                  Debt and              Floating                 Fixed
 Year                          Capital Leases           Rate Debt              Rate Debt              Total
--------------------------   ------------------    -------------------     ------------------   ------------------
2005                          $            477      $               -       $              -     $            477
2006                                     1,982                      -                      -                1,982
2007                                     2,123                      -                      -                2,123
2008                                     2,265                      -                      -                2,265
2009                                     2,435                 59,000                      -               61,435
2010                                     2,007                      -                      -                2,007
2011                                     1,703                      -                      -                1,703
2012                                    31,259                      -                245,000              276,259
2013                                    10,820                      -                      -               10,820
2014                                       310                                                                310
2015 and thereafter                     15,237                      -                178,241              193,478
                             ------------------    -------------------     ------------------   ------------------
                              $         70,618      $          59,000       $        423,241     $        552,859
                             ==================    ===================     ==================   ==================


                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                         September 30, 2005

                                     LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                    As Of And For The Three Months Ended
                                                                        ------------------------------------------------------------
                                                                        9/30/2005   6/30/2005    3/31/2005   12/31/2004   9/30/2004
                                                                        ----------  ----------  -----------  ----------   ----------
 Leverage Ratios:

     Total debt / total assets                                              38.3%       39.2%        37.3%       37.0%        36.8%
     Total debt / gross book value of real estate assets (1)                33.8%       34.9%        33.4%       33.4%        33.0%
     Total debt / total market capitalization                               29.8%       30.8%        31.9%       29.2%        29.7%
     Total debt / total book capitalization                                 38.9%       39.7%        37.8%       37.5%        37.5%
     Secured debt / total assets                                             4.9%        4.8%         5.3%        5.3%         2.0%
     Variable rate debt / total debt                                        10.7%       14.6%         7.9%        7.7%         7.1%


 Coverage Ratios:

     EBITDA / interest expense                                               3.2x        3.3x         3.3x        3.2x         3.3x


 Public Debt Covenants (2):

     Total debt / adjusted total assets - allowable maximum 60.0%           34.5%       32.6%        31.0%       30.9%        30.4%
     Secured debt / adjusted total assets - allowable maximum 40.0%          4.3%        4.2%         4.6%        4.7%         1.8%
     Consolidated income available for debt service / debt service
       - required minimum 2.00x                                             3.59x       3.66x        3.67x       3.65x        3.72x
     Total unencumbered assets to unsecured debt - required
       minimum 1.50x                                                        3.38x       3.25x        3.48x       3.48x        3.37x


(1)  Gross book value of real estate assets is real estate properties, at cost, less impairment write downs, including purchase price allocations relating to FAS 141.

(2)  Adjusted total assets and unencumbered assets include original cost of real estate assets less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, gains and losses on sales of property and amortization of deferred charges.


                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                         September 30, 2005

                                                       INVESTMENTS INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
                                                       (dollars in thousands)


 ACQUISITIONS:
                                                                                                                          Purchase
      Date                                                   Number of                        Purchase        Price         Cap
    Acquired             Tenant          Type of Property    Properties         Units         Price (1)      Per Unit     Rate (2)
----------------- ---------------------- ---------------- ----------------- -------------- --------------- ------------ ------------

                   There were no acquisitions during the three months ended March 31, 2005.

                  ------------------------------------------------------------------------------------------------------------------
                   Q1 2005 Totals                                        -              -   $           -   $        -            -

     6/3/05        Five Star             Assisted Living                 4            299   $      24,000   $       80         9.0%

                  ------------------------------------------------------------------------------------------------------------------
                   Q2 2005 Totals                                        4            299   $      24,000   $       80         9.0%

                   There were no acquisitions during the three months ended September 30, 2005.

                  ------------------------------------------------------------------------------------------------------------------
                   Q3 2005 Totals                                        -              -   $           -   $        -            -

                  ------------------------------------------------------------------------------------------------------------------
                   Total                                                 4            299   $      24,000   $       80         9.0%
                  ==================================================================================================================

(1)  Represents the gross purchase price and excludes closing costs and purchase price allocations relating to FAS 141.
(2)  Represents annual GAAP rent divided by the purchase price.




 MORTGAGES:

   Transaction                                                                Number of                     Investment    Interest
      Date               Borrower             Amount      Type of Property    Properties       Units         Per Unit       Rate
----------------- ---------------------- ---------------- ----------------- -------------- --------------- ------------ ------------

                   There were no mortgage investments during the three months ended March 31, 2005.

                  ------------------------------------------------------------------------------------------------------------------
                   Q1 2005 Totals         $            -                 -              -               -   $        -            -

     6/3/05        Five Star              $    24,000 (1)  Assisted Living              6             654   $       37         9.0%

                  ------------------------------------------------------------------------------------------------------------------
                   Q2 2005 Totals         $    24,000                                   6             654   $       37         9.0%

                   There were no mortgage investments during the three months ended September 30, 2005.

                  ------------------------------------------------------------------------------------------------------------------
                   Total                  $    24,000                                   6             654   $       37         9.0%
                  ==================================================================================================================

(1)  This mortgage investment is a line of credit. The initial availability under this line of credit was for up to $43.5 million.
     At closing, $24.0 million was drawn and availability under the line of credit was reduced to $19.5 million. In August 2005, the
     $24.0 million was repaid by the borrower. We expect to purchase the six properties that secure this line of credit on October
     31, 2005 and, simultaneously, terminate the line of credit.


                                  Senior Housing Properties Trust
                             Supplemental Operating and Financial Data
                                         September 30, 2005

                                        FINANCING ACTIVITIES
--------------------------------------------------------------------------------------------------
                              (share amounts and dollars in thousands)

                                                          For the Three Months Ended
                                                --------------------------------------------------
                                                 9/30/2005         6/30/2005           3/31/2005
                                                --------------------------------------------------

DEBT TRANSACTIONS (1):
New debt raised                                  $--               $  --                  $--
New debt assumed as part of acquisitions          --                  --                   --
                                                --------------------------------------------------
Total new debt                                    --                  --                   --

Debt retired                                      --                (4,170)                --
                                                --------------------------------------------------
Net debt                                         $--               $(4,170)               $--
                                                ==================================================

EQUITY TRANSACTIONS:
New common shares issued                          --                  --                   --
New common equity raised, net                    $--               $  --                  $--


 (1)  Exclude drawings and repayments on our revolving credit facility.

                              PORTFOLIO INFORMATION

                                                Senior Housing Properties Trust
                                           Supplemental Operating and Financial Data
                                                      September 30, 2005

                                         PORTFOLIO SUMMARY BY FACILITY TYPE AND TENANT
-----------------------------------------------------------------------------------------------------------------------------
                                                    (dollars in thousands)


                                   Number of    Number of   Carrying Value of            Investment    Annualized
                                  Properties    Units/Beds  Investment (1)    Percent     per unit    Current Rent  Percent
                                ---------------------------------------------------------------------------------------------

Facility Type:
Independent Living (IL) (2)                36       10,412        $905,693      55.5%       $87.0       $90,824      56.3%
Assisted Living (AL)                       85        5,636         463,717      28.4%        82.3        44,718      27.7%
Nursing Homes                              61        6,309         219,050      13.4%        34.7        17,128      10.6%
Hospitals (3)                               2          364          43,553       2.7%       119.7         8,700       5.4%
                                ---------------------------------------------------------------------------------------------
                         Total            184       22,721      $1,632,013     100.0%       $71.8      $161,370     100.0%
                                =============================================================================================

Tenant:
Five Star / Sunrise (4)                    31        7,307        $631,605      38.7%       $86.4       $64,478      40.0%
Five Star                                 101        7,906         433,521      26.6%        54.8        34,207      21.2%
Sunrise / Marriott (5)                     14        4,091         325,473      19.9%        79.6        31,197      19.3%
NewSeasons / IBC (6)                       10        1,019          87,641       5.4%        86.0         9,287       5.7%
HealthSouth (3)                             2          364          43,553       2.7%       119.7         8,700       5.4%
Alterra Healthcare Corporation             18          894          61,126       3.7%        68.4         7,136       4.4%
Genesis HealthCare Corporation              1          156          13,007       0.8%        83.4         1,535       1.0%
5 Private Companies (combined)              7          984          36,087       2.2%        36.7         4,830       3.0%
                                ---------------------------------------------------------------------------------------------
                         Total            184       22,721       1,632,013     100.0%       $71.8      $161,370     100.0%
                                =============================================================================================


(1)  Amounts are before depreciation, but after impairment write downs.

(2)  Properties where the majority of units are independent living apartments are classified as independent living communities.

(3)  Rental income for the quarter and nine months ended September 30, 2005, includes $2.2 million and $6.6 million, respectively, of income from two hospitals operated by HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease, based upon HealthSouth's fraud, by increasing the rent payable to us from January 2, 2002 until the termination or expiration of the amended lease. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a new lawsuit against us seeking to prevent our termination of the amended lease. On September 25, 2005, the court ruled that our termination was proper and we have begun work to identify and qualify a new tenant operator for the hospitals. HealthSouth will likely appeal the court's decision that our lease termination was proper. We believe our lease with HealthSouth requires that, after termination, HealthSouth manage the hospitals for our account for a management fee during the period of the transition to a new tenant and remit the net cash flow to us. During the pendency of these disputes, HealthSouth has continued to pay us at the disputed rent amount and we have applied the payments received against the net cash flow due, but we do not know how long HealthSouth may continue to make payments. According to affidavits submitted during this litigation by HealthSouth, the leased hospitals produced cash flow in prior periods of approximately $14 million per year in excess of amounts paid by HealthSouth to us. The court has also granted our request to sequester the net cash proceeds of the hospitals and appointed a receiver to calculate and hold these amounts until the litigation is concluded. HealthSouth disputes that the court order requires the sequestration of cash flow from the date of the lease termination to the present. On June 27, 2005, HealthSouth filed with the SEC a restated Annual Report on Form 10-K for periods ending December 31, 2003. HealthSouth's restated Form 10-K includes financial data which shows HealthSouth to have a substantial negative net worth and a history of substantial operating losses. To date we have been unable to obtain reliable current financial information about the operations of HealthSouth or our hospitals. Accordingly, we do not know if we will be able to collect any amounts which the courts may determine to be owed to us by HealthSouth.

(4)  These 31 properties are leased to Five Star Quality Care, Inc., or Five Star, and 30 are currently managed by Sunrise Senior
     Living, Inc., or Sunrise. Five Star intends to begin to directly operate 12 of these 31 properties during the fourth quarter of
     2005. Sunrise does not guaranty Five Star' s lease obligations.

(5)  Marriott International, Inc., or Marriott, guarantees the lease for the 14 properties leased to Sunrise.

(6)  Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to NewSeasons
     Assisted Living Communities, Inc., or NewSeasons.

                                       Senior Housing Properties Trust
                                  Supplemental Operating and Financial Data
                                             September 30, 2005

                                    OCCUPANCY BY FACILITY TYPE AND TENANT
-----------------------------------------------------------------------------------------------------------

                                                    For the Three Months Ended
                              -----------------------------------------------------------------------------
                               9/30/2005        6/30/2005        3/31/2005      12/31/2004        9/30/2004
                              -----------------------------------------------------------------------------
FACILITY TYPE:
Independent Living (IL)          91%               91%               91%           92%               88%
Assisted Living (AL)             90%               84%               84%           82%               89%
Nursing Homes                    90%               91%               88%           89%               89%
Hospitals (1)                    NA                NA                NA            NA                NA


TENANT:
Five Star / Sunrise              92%               92%               92%           90%               90%
Five Star (2)                    90%               87%               87%           88%               89%
Sunrise / Marriott               90%               89%               90%           91%               91%
NewSeasons / IBC                 80%               81%               79%           79%               80%
HealthSouth (1)                  NA                NA                NA            NA                NA
Alterra Healthcare Corporation   88%               84%               84%           85%               82%
Genesis HealthCare Corporation   94%               96%               96%           96%               97%
5 Private Companies (combined)   84%               84%               87%           88%               85%


(1)  During 2003, HealthSouth issued a press release stating that its historical financial information should not be relied upon.
     From that time until June 2005, HealthSouth had not filed audited financial information with the SEC. In June 2005, HealthSouth filed a restated Form 10-K for periods ending December 31, 2003. The financial and operating data included in HealthSouth's restated Form 10-K show a substantial negative net worth and a history of substantial operating losses. Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 3 on page 21 regarding our litigation with HealthSouth.

(2)  Includes data for periods prior to our ownership of certain properties included in this lease.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods, or the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants' operating data.


                                        Senior Housing Properties Trust
                                   Supplemental Operating and Financial Data
                                              September 30, 2005

                                   % PRIVATE PAY BY FACILITY TYPE AND TENANT
-------------------------------------------------------------------------------------------------------------

                                                            For the Three Months Ended
                                    -------------------------------------------------------------------------
                                     9/30/2005     6/30/2005        3/31/2005     12/31/2004       9/30/2004
                                    -------------------------------------------------------------------------
Facility Type:
Independent Living (IL)              84%              84%              84%            85%            85%
Assisted Living (AL)                 94%              93%              92%            92%            92%
Nursing Homes                        29%              26%              18%            22%            20%
Hospitals (1)                        NA               NA               NA             NA             NA


Tenant:
Five Star / Sunrise                  84%              84%              85%            85%            85%
Five Star (2)                        44%              42%              41%            43%            35%
Sunrise / Marriott                   79%              81%              80%            81%            82%
NewSeasons / IBC                    100%             100%             100%           100%           100%
HealthSouth (1)                      NA               NA               NA             NA             NA
Alterra Healthcare Corporation       98%              98%              98%            98%            98%
Genesis HealthCare Corporation       24%              23%              23%            23%            22%
5 Private Companies (combined)       24%              27%              24%            24%            25%

(1)  During 2003, HealthSouth issued a press release stating that its historical financial information should not be relied upon.
     From that time until June 2005, HealthSouth had not filed audited financial information with the SEC. In June 2005, HealthSouth filed a restated Form 10-K for periods ending December 31, 2003. The financial and operating data included in HealthSouth's restated Form 10-K show a substantial negative net worth and a history of substantial operating losses. Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 3 on page 21 regarding our litigation with HealthSouth.

(2)  Includes data for periods prior to our ownership of certain properties included in this lease.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods, or the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants' operating data.


                                            Senior Housing Properties Trust
                                       Supplemental Operating and Financial Data
                                                  September 30, 2005

                                                RENT COVERAGE BY TENANT
---------------------------------------------------------------------------------------------------------------------

                                                            For the Three Months Ended
                                      -------------------------------------------------------------------------------
 Tenant                                9/30/2005       6/30/2005      3/31/2005          12/31/2004        9/30/2004
---------------------------------------------------------------------------------------------------------------------
Five Star / Sunrise (1)                  1.11x           1.17x          1.14x              1.10x             1.06x
Five Star (2)                            1.77x           1.68x          1.63x              1.77x             1.78x
Sunrise / Marriott                       1.27x           1.25x          1.25x              1.32x             1.26x
NewSeasons / IBC                         1.17x           1.10x          1.11x              1.13x             1.19x
HealthSouth (3)                            NA              NA             NA                 NA                NA
Alterra Healthcare Corporation           1.87x           1.80x          1.63x              1.63x             1.58x
Genesis HealthCare Corporation           1.82x           2.03x          1.71x              1.85x             1.92x
5 Private companies (combined)           1.86x           1.65x          1.87x              2.11x             1.87x

(1)  Rent coverage is after non-subordinated management fees.

(2)  Includes data for periods prior to our ownership of certain properties included in this lease.

(3)  During 2003, HealthSouth issued a press release stating that its historical financial information should not be relied upon.
     From that time until June 2005, HealthSouth had not filed audited financial information with the SEC. In June 2005, HealthSouth filed a restated Form 10-K for periods ending December 31, 2003. The financial and operating data included in HealthSouth's restated Form 10-K show a substantial negative net worth and a history of substantial operating losses. Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 3 on page 21 regarding our litigation with HealthSouth.


All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods, or the most recent prior period for which tenant operating results are available to us from our tenants. Rent coverage is calculated as operating cash flow from our tenants' facility operations, before subordinated charges and capital expenditure reserves, if any, divided by rent payable to us. We have not independently verified our tenants' operating data.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                               September 30, 2005



                     PORTFOLIO LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
                             (dollars in thousands)

                                                               Cumulative %
                           Annualized    % of Annualized      of Annuliazed
                          Current Rent     Current Rent       Current Rent
                       ----------------  ---------------      ----------------
 2005                   $           -             -                 -
 2006                           1,535          1.0%              1.0%
 2007                               -             -              1.0%
 2008                               -             -              1.0%
 2009                               -             -              1.0%
 2010                           1,244          0.8%              1.8%
 2011                               -             -              1.8%
 2012                               -             -              1.8%
 2013                          32,272         20.0%             21.8%
 2014                               -             -             21.8%
 2015 and thereafter          117,619         78.2%            100.0%
                       ---------------   -----------
     Total              $     152,670        100.0%
                       ===============   ===========

 Weighted average remaining
 lease term (in years)           11.9


(1) Excludes the two hospitals operated by HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease, based upon HealthSouth's fraud, by increasing the rent payable to us from January 2, 2002 until the termination or expiration of the amended lease. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a new lawsuit against us seeking to prevent our termination of the amended lease. On September 25, 2005, the court ruled that our termination was proper and we have begun work to identify and qualify a new tenant operator for the hospitals. HealthSouth will likely appeal the court's decision that our lease termination was proper. We believe our lease with HealthSouth requires that, after termination, HealthSouth manage the hospitals for our account for a management fee during the period of the transition to a new tenant and remit the net cash flow to us. During the pendency of these disputes, HealthSouth has continued to pay us at the disputed rent amount and we have applied the payments received against the net cash flow due, but we do not know how long HealthSouth may continue to make payments. According to affidavits submitted during this litigation by HealthSouth, the leased hospitals produced cash flow in prior periods of approximately $14 million per year in excess of amounts paid by HealthSouth to us. We do not know the cash flow currently being produced by these hospitals. The court has also granted our request to sequester the net cash proceeds of the hospitals and appointed a receiver to calculate and hold these amounts until the litigation is concluded. HealthSouth disputes that the court order requires the sequestration of cash flow from the date of the lease termination to the present. On June 27, 2005, HealthSouth filed with the SEC a restated Annual Report on Form 10-K for periods ending December 31, 2003. HealthSouth's restated Form 10-K includes financial data which shows HealthSouth to have a substantial negative net worth and a history of substantial operating losses. To date we have been unable to obtain reliable current financial information about the operations of HealthSouth or our hospitals. Accordingly, we do not know if we will be able to collect any amounts which the courts may determine to be owed to us by HealthSouth.